Exhibit 99.2
CORPORATE PARTICIPANTS
Emil Fanelli
Superior Industries International Inc. — VP, Controller, Interim CFO
Steve Borick
Superior Industries International Inc. — President, CEO
Robert Earnest
Superior Industries International Inc. — Director, Tax and Legal
CONFERENCE CALL PARTICIPANTS
Chris Ceraso
Credit Suisse — Analyst
Brett Hoselton
KeyBanc Capital Markets — Analyst
Keith Schiker
Robert W. Baird & Company, Inc. — Analyst
Rob Hinchliffe
UBS Warburg — Analyst
John Knolls
Barrington Research Associates, Inc. — Analyst
Jake Krandlemire
Ramsey Asset Management — Analyst
Adam Comora
EnTrust Capital Inc. — Analyst
Gary Chia
Morgan Stanley — Analyst
Brandon Farrow
KeyBanc Capital Markets — Analyst

PRESENTATION

Operator
Good day, and welcome to the Superior Industries first quarter earnings teleconference. Today’s conference is being recorded.
I will now turn the call over to Mr. Steven Borick. Mr. Borick, you may begin.

Steve Borick - Superior Industries International Inc. — President, CEO
Good morning and afternoon. This is Steve Borick, Superior’s CEO and President. As you know that we had a press release on the 8th of May regarding some changes in the guard at Superior. Our CFO, Mr. Ornstein, of 23 years, decided to retire, which we are very happy to see him do that for his own benefit. We will certainly miss him and we will continue forward. We are on a temporary basis, Mr. Bud Fanelli, our long-term VP Controller, is now our interim CFO while we continue to search for a replacement and consequently he will be handling the call. Both Mr. Fanelli and myself will answer questions at the end of the call and we also have in our presence here today our financial team, our tax team, because of the complications of FIN 48, and our marketing team. So we are all at guard and ready to answer any questions today. I would like to pass this over to Mr. Fanelli.

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Thanks, Steven. Any comments made in this webcast are subject to the Safe Harbor and forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially, because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation to update publicly any forward-looking statements. Issues and uncertainties that are of particular significance at this time relate to global competitive pricing, customer schedule volatility, potential declines in the production of cars and light trucks and the successful completion of our strategic and operating plans. Please refer to the company’s 2006 Annual Report on Form 10K for a complete write up on forward-looking statements and risk factors.
This morning we reported our first quarter 2007 operating results, which included a loss from continuing operations before income taxes and equity earnings of approximately $1.6 million. Including an income tax benefit of $2.6 million and equity earnings from joint ventures of $800,000, we reported net income of $1.9 million, or $0.07 per diluted share. As mentioned in the earnings release under current accounting rules, the total tax benefit reported in the first quarter of this year includes required tax reserve reversals of approximately $2 million over and above the $600,000 tax benefit on the loss from continuing operations.
We experienced strong volume growth in Q1 ‘07. Unit shipments increased 16% over Q1 ‘06, principally due to a more favorable mix in the GMT 800 and 900 program, new business and takeover business that started up after the first quarter of last year. In Q1 ‘07 Superior saw a 40% increase in GMT 900 volume compared to a flat North American build. This was predominantly due to a richer mix of pickups of which Superior has more content as well as a greater mix of SUVs built Superior’s product. Q1 ‘07 was also positively impacted by new business that was not in production this time last year. The GMC Acadia, Saturn Outlook, Chevy Cobalt, Ford Fusion, Dodge Nitro, Subaru Outback, Nissan Sentra and Toyota Sienna and Tundra all contributed to the gain in sales units. Takeover business on popular models such as the Ford S-Series and Edge contributed to positive quarter over quarter increases for Superior although North American production on many of these vehicles experienced double-digit declines.
We are about to complete an 18-month restructuring plan. While we would have preferred to record operating profits during this period, the scale of our transition to a new manufacturing footprint was beyond our ability to accomplish while remaining profitable. During this period, we will have completed our new Mexican wheel facility utilizing internally generated funds and cash on hand, divested our components division which recorded significant losses since inception, closed our Arkansas chrome plating operation, significantly scaled back our highest cost wheel plant in Van Nuys, California, and closed our Johnson City, Tennessee, wheel plant.
Accordingly, the increased gross margin on the 16% increase in volume was overshadowed by some of these continued restructuring actions such as the Johnson City, Tennessee, plant closure, and by lingering operational issues in two of our plants that — that were mentioned in our last call. We are pleased to report that significant progress was made in the quarter in resolving these issues and in ramping up our new plant in Mexico. Many of that plants issues were — that resulted it was to our plant start up in late ‘06 and early ‘07, were greatly improved by the end of the quarter.

One plant in particular, in Van Nuys, California, which was significantly downsized in ‘06, was impacted negatively by volume drops on specialty type programs. Thereby reducing financial performance in that facility. We have several new product launches beginning in late July and in the third quarter that should improve this plant’s performance.
Profitability in Q1 ‘07 was also impacted negatively by exceptionally high program development and launch costs associated with the growth in unit volume experienced in the quarter.
While the improved volume picture and reduction of certain operational challenges sets the foundation for improved financial results in 2007, we remain cautious in regard to sustainability of vehicle build schedules to potential continued sales weakness and the impact of higher fuel prices and softness in other key industries such as housing, and therefore cannot provide more specific ‘07 guidance at this time.
I will now review some of the financial details for the quarter and, as Steve indicated, we will then entertain questions and comments. Net sales in the quarter — first quarter of ‘07, $244.875 million, versus $183.525 million a year ago, income from continuing operations, $1.854 million, or $0.07 per diluted share, compared to $1.436 million, or $0.05 per diluted share. Also last year we had discontinued operations for components which reduced net income by $326,000, to $1.110 million or $0.04 per diluted share, compared to the net income of $0.07 per diluted share this year. Gross margin in ‘07 was 0.9% compared to 2.3% a year ago. Current ratio of 2.9 compared to 2.8 last year, weighted average shares for the diluted calculation were 2 — 26.616 million compared to 26.613 million in ‘06, our actual shares outstanding was 26.610,191 million, the same as a year ago. Depreciation and amortization in ‘07, $10.134 million, compared to $10.733 million in ‘06. Our estimate for the full year is somewhere between $42 million and $45 million.
Capital expenditures in the first quarter ‘07, $14.494 million, last year we incurred $27.268 million. Our current estimate for capital expenditures this year is $40 million to $45 million. Interest income net of $822,000 in ‘07, versus $1.488 million a year ago, joint venture equity income, $818,000 this year versus $493,000 in ‘06. And miscellaneous income of $2.374 million in ‘07, including a $2.4 million gain on the sale of a held for sale security, last year miscellaneous income was only $9,000. Cash and short-term investments at the end of the first quarter of ‘07, $58.6 million versus $104.8 million a year ago. Quickly through the balance sheet, cash as was just mentioned at $58.6 million, accounts receivable, $178.3 million, inventories, $116.1 million, current deferred taxes, $6.7 million, other current assets, $9.2 million, total current assets, $368.9 million. Property, plant and equipment net, $312.5 million; investments, $42.8 million; other assets, $20.6 million; and total assets, $744.8 million. Accounts payable, $82.1 million; accrued expenses, $44.3 million; for total current liabilities of $126.4 million. Retirement liabilities, $21.8 million; noncurrent tax liabilities, $56.9 million; shareholders equity, $539.7 million; again total liabilities and equity of $744.8 million; our working capital at the end of this year 2 — or end of the quarter, $242.5 million. And we will now turn it over for questions.
QUESTION AND ANSWER

Operator
Thank you. We will now being the question and answer session. (OPERATOR INSTRUCTIONS) And at this time we do have Chris Ceraso with Credit Suisse. Please go ahead.

Chris Ceraso - Credit Suisse — Analyst
Oh. Thanks, good afternoon.

Steve Borick - Superior Industries International Inc. — President, CEO
Good afternoon.

Chris Ceraso - Credit Suisse — Analyst
Good morning. A couple items, can you tell me what the tax effect was on that gain, the $2.4 million gain?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Our effective tax rate was 39.6% for the quarter.

Chris Ceraso - Credit Suisse — Analyst
So it would have been the same on that $2.4 million gain?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Long term — no difference. No. It would be the same.

Chris Ceraso - Credit Suisse — Analyst
Okay. Now, you mentioned in your comments that the gross margin or the contribution on the new business was kind of overshadowed by some of these headwinds. Can you try to break that down a little bit? What were the start-up costs at Mexico? What was the headwind or inefficiency costs for the closure at Johnson City? Is there any way we can kind of strip that away and see what the margin would have been X those items?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Well, it’s very difficult to address those. We — we are summarizing some of that information now. It’s — the gross margins and the impact of some of these restructuring issues are just very difficult to put a handle on.

Chris Ceraso - Credit Suisse — Analyst
I think last quarter you might have called out $3 million or so of start-up related costs in Mexico. Do you have a similar number for this quarter?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Yes, the preproduction costs actually terminated as of the end of ‘06. So the costs that are being accumulated in the plant in Mexico at the current time are more production related. Its operations are improving as we mentioned toward the ends of the quarter. The month of March was very favorable and we expect it to improve again going forward.

Chris Ceraso - Credit Suisse — Analyst
And then, Steve, I think you said on the last quarter that you expected by the end of the year you would be up to about 40,000 to 45,000 wheels per week in Mexico by year end. Is that still the target or has that slipped further or has it improved?

Steve Borick - Superior Industries International Inc. — President, CEO
No, it’s actually on target depending on what our order book looks like, but we are at a sustainable rate right now of between 25,000 and 30,000. And capable of continuing to move up. By this summer we will have additional equipment on line and certainly by the fall we will be in position at minimum of 40,000 to 45,000.

Chris Ceraso - Credit Suisse — Analyst
Okay. Thank you very much.

Steve Borick - Superior Industries International Inc. — President, CEO
Thank you, Chris.

Operator
Our next question comes from Brett Hoselton from KeyBanc Capital Markets. Please go ahead.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Good morning, good afternoon — good afternoon our time. How are you?

Steve Borick - Superior Industries International Inc. — President, CEO
Good, Brett, thank you.

Brett Hoselton - KeyBanc Capital Markets — Analyst
I’d really like to just kind of reiterate Chris’ question which is the start-up costs in Mexico. I mean, you — in the fourth quarter you did give us a number. This quarter you don’t have a similar number by chance?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
No, we don’t.

Brett Hoselton - KeyBanc Capital Markets — Analyst
And you don’t have any sort of — an estimate of the cost of the, total cost of the shut down for Johnson City maybe the total impact on this current or your expected impact in 2007?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
The — as I recall I think the first quarter loss was about $1.5 million — $1.6 million. And it’s I think projected to be about the same for the second quarter as they wind down the complete operation and sell off what remains in their inventory.

Brett Hoselton - KeyBanc Capital Markets — Analyst
So — so by the third quarter that loss should be eliminated? Is that what our thoughts are?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
Pretty much except for some maintenance responsibilities still in the facility until it’s completely shut down and all the equipment is transferred elsewhere or sold.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Now, these — the Midwest facilities that you’re having some difficulties with, what — are you able to quantify that at all for us?

Steve Borick - Superior Industries International Inc. — President, CEO
Brett, Steve here. Number one, the Midwest facilities are seeing steady improvements with the new management in place. As you know, pricing is still a difficult piece of the equation in this industry. Mexico, as far as plant 10 goes, is ramping up comfortably. We’re debugging the plant. We did not have any significant start-up costs in the first quarter, but we didn’t see much in the way of any profitability as we get through kind of getting some of these issues behind us, getting. So we expect to fully anticipate to see certainly profitability in the second quarter, and increased profitability as we move forward in the Mexico operations into the rest of the year. The Midwest, we will just continue to push hard on creating further lean and efficient operations, knowing that our cost model and pricing structure doesn’t give us the traction that there that we are going to get down in Mexico.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Can you talk for me a little bit about the nature of the problem in the Midwest facilities?

Steve Borick - Superior Industries International Inc. — President, CEO
Yes. The nature of the problem is the price of the products. That’s as simple as I can get, you are not getting paid as I’ve said many times a sustainable price long-term for this product. And there’s only so far we can go on cost and so if you look at that structure you know that you’ve got to create further lean efficient operations which is why we have seen significant management changes in the Midwest and we are moving in that direction. But the bottom line is that pricing the price of the product makes it tough to pull the kind of margins today that we were all used to and consequently why we are continuing to restructure and concentrate on outside the U.S. operations.

Brett Hoselton - KeyBanc Capital Markets — Analyst
If pricing is the issue in the Midwest facilities, I guess I was under the impression there was some sort of a manufacturing problem?

Steve Borick - Superior Industries International Inc. — President, CEO
No, we definitely had some manufacturing issues with larger wheels and older facilities and trying to determine where do you deploy capital that makes sense based on ROIs, and as we look at the long-term objectives we need to get those facilities in a leaner operation. And as I said with the pricing structure we know that gross margin opportunities where we want to get the company back to certainly isn’t going to be in our Midwest or U.S. operations. On the other hand we have no intension of doing any further restructuring at this point in time.

Brett Hoselton - KeyBanc Capital Markets — Analyst
So the profitability in the Midwest facilities, your anticipation or expectation is that it will improve again in the second quarter or will improve in the second quarter?

Steve Borick - Superior Industries International Inc. — President, CEO
I am already seeing improvement in the second quarter in the Midwest.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Okay. The — have you picked up any additional wheel shipment programs or wheel programs of any significance, and what might be your expectation for wheel shipments kind of for the year, any idea there?

Steve Borick - Superior Industries International Inc. — President, CEO
We are not really prepared to make any comments on that.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Are you seeing any opportunities for maybe some of your distress suppliers, your competitors?

Steve Borick - Superior Industries International Inc. — President, CEO
Well, those that have already been distressed, we have already seen those opportunities and we continue to work diligently with our largest OEMs. As you know, we received both the Gold World Excellence award from Ford, and the Supplier of the Year from for the seventh from GM and the seventh time in a row and that bodes well for the company’s future business prospects, but we also are not going to take on business that doesn’t have some profit opportunity.

Brett Hoselton - KeyBanc Capital Markets — Analyst
And then these launch costs in the first quarter, does those abate as you move into the second quarter.

Steve Borick - Superior Industries International Inc. — President, CEO
We have a lot of launchings that are starting to happen now as we get into the second quarter that we should see some reductions.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Okay. And the security sale, gain on securities and so forth, is there an opportunity or are you going to see some more of that in the future or is this pretty much just a one time event?

Steve Borick - Superior Industries International Inc. — President, CEO
I wish I could tell you that I have a lot of those pieces in the puzzle and it was just based on the market activity. It was a significant gain for the company on — it was over 100% gain. But there’s a few others, but not at that price level.

Brett Hoselton - KeyBanc Capital Markets — Analyst
Thank you very much, gentlemen.

Operator
Thank you. Our next question comes from David Leiker from Robert W. Baird. Please go ahead.

Keith Schiker - Robert W. Baird & Company, Inc. — Analyst
Good morning, this is Keith Schiker. When we look at the top line growth in the first quarter here, a couple of pieces, we had some takeover business that was a tailwind to shipment growth. When do we lap that?

Steve Borick - Superior Industries International Inc. — President, CEO
When do we what that?

Keith Schiker - Robert W. Baird & Company, Inc. — Analyst
When do you — when do you lap that and it’s no longer a tailwind, because of some of the takeover business?

Steve Borick - Superior Industries International Inc. — President, CEO
I don’t think that — I think it’s a combination of new business, takeover business, aluminum pricing, all of those pieces combined, David, make up some of this, and I don’t think any one piece is going to make a big difference. I am not projecting revenues for the second quarter.

Keith Schiker - Robert W. Baird & Company, Inc. — Analyst
Okay. Great. And can you break out the impact of aluminum on the top line this quarter in terms of percentage of revenue growth or a dollar amount?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
It was about 10% of aluminum.

Keith Schiker - Robert W. Baird & Company, Inc. — Analyst
Okay. That’s great. Thank you.

Steve Borick - Superior Industries International Inc. — President, CEO
Alright.

Operator
Thank you. Our next question comes from Rob Hinchliffe from UBS Warburg. Please go ahead.

Rob Hinchliffe - UBS Warburg — Analyst
Hi, thanks, everybody. You talked about some of the new business you wanted to take over and we talked about the top 5 or 10 programs in the past for you guys. I’m wondering if any of the new business, if there’s any one particular program that would be big enough to count as one of your top 5 or 10 programs?

Steve Borick - Superior Industries International Inc. — President, CEO
It’s the standard same programs with the F150s and the various G.M.C. trucks and SUVs, and I don’t know if —

Rob Hinchliffe - UBS Warburg — Analyst
None of the new business, Steve, is there’s no one big new program that hit this quarter that would catapult it into the top programs?

Steve Borick - Superior Industries International Inc. — President, CEO
The Acadia is one of them, I suspect. We are going to pick up additional Toyota Sienna business which is a big — we’ve done a lot with Toyota on the Tundra even though we see it as (inaudible), but those are certainly good opportunities for the company as we continue to expand our Ford and GM and Daimler. Ford Fusion is in there. We are broadening the scale of who we are doing business with and we are seeing some additional interesting opportunities. Again, and I want to make it very clear to the community, we’ve taken a push back in saying to our OEMs that if we don’t see some profitability opportunities, we recognize pricing, we are not going to see what we used to see in our overall operations, but we need to get our margins back to some levels that ROIs start to make sense on spending the kind of capital that we are spending on these facilities. And we believe we have those opportunities particularly with larger wheels, but it is going to take some continued time to get there and the OEMs want to continue to push as hard as they can on continued concessions, and we’ve really been stout and strong about saying we are not interested if we don’t have an opportunity.

Rob Hinchliffe - UBS Warburg — Analyst
Thanks for that. Can you say what — of your revenue this quarter, how much of it came from GM and Ford?

Steve Borick - Superior Industries International Inc. — President, CEO
I don’t have that break out, do we have that, guys, readily available?

Rob Hinchliffe - UBS Warburg — Analyst
Typically, they are your two big guys, right?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
In units it’s just under 70%.

Rob Hinchliffe - UBS Warburg — Analyst
70% in units. Okay.

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
A little higher on the sales.

Rob Hinchliffe - UBS Warburg — Analyst
Okay. Your tax rate for the — for the rest of the year, effective tax rate, would it be 39.6% or is there anything else going to happen as we look out?

Emil Fanelli - Superior Industries International Inc. — VP, Controller, Interim CFO
With the requirements today on each quarter as it’s become a nightmare, the new FIN 48, if you would have been around hear yesterday you would have had an interesting day with us. It is so subjective on the 48 right now. It’s a bit confusing as to how this is all going to play out going forward. But I don’t think — I’ve got our tax people here. Do we see anything significant on the tax side?

Robert Earnest - Superior Industries International Inc. — Director, Tax and Legal
Well, if you look at our annualized rate for the quarter, tax rate implementing FIN 48 we are looking at a rate of 30.6%. But I do believe the rate that Bud quoted you, the 39.6% rate, is more of a normalized rate for our company.

Rob Hinchliffe - UBS Warburg — Analyst
Okay. And then I know you said you didn’t want to talk about guidance going forward, but thinking about the restructuring you’ve done, Mexico coming on, you’ve lost money now three quarters in a row. Is that — Does that continue for the next quarter or do these things get you back into the black?

Steve Borick - Superior Industries International Inc. — President, CEO
Let’s see, since we don’t want to do guidance, but — and I’ve got to be careful about what I say, and Mr. Ornstein isn’t here to slap my hand any longer, I can tell you things look certainly on the plus side for the — for the quarter going forward.

Rob Hinchliffe - UBS Warburg — Analyst
Okay.

Steve Borick - Superior Industries International Inc. — President, CEO
That’s about as much guidance as I can — your inference from what that says.

Rob Hinchliffe - UBS Warburg — Analyst
Okay. But in the black in Q2?

Steve Borick - Superior Industries International Inc. — President, CEO
Black versus red, that’s fair.

Rob Hinchliffe - UBS Warburg — Analyst
Okay. We will leave it there, thanks, Steve.

Steve Borick - Superior Industries International Inc. — President, CEO
Alright.

Operator
Thank you. Our next question comes from John Knolls from Barrington. Please go ahead.

John Knolls - Barrington Research Associates, Inc. — Analyst
Hi, guys, since you mentioned the Mexico facility was — the construction was complete in 2006, does that mean that the vast majority of the costs for that facility now are being expensed and not capitalized?

Steve Borick - Superior Industries International Inc. — President, CEO
That’s correct, and it’s not — we are still have capital to spend. There’s equipment that’s still going in there. Certainly we spent a large chunk of capital in ‘06. This plant is under a normal depreciation schedule.

John Knolls - Barrington Research Associates, Inc. — Analyst
Okay. So is the — can you give us any color on — out of the $40 million to $45 million in CapEx you estimated for ‘06 — for ‘07, excuse me, how much of that is related to Mexico?

Steve Borick - Superior Industries International Inc. — President, CEO
I think 20 — $20 million to $25 million and the remainder just normal ongoing.

John Knolls - Barrington Research Associates, Inc. — Analyst
Okay. Great. Thank you.

Steve Borick - Superior Industries International Inc. — President, CEO
You bet.

Operator
Thank you. Our next question comes from Jake [Krandlemire] from Ramsey Asset Management. Please go ahead.

Jake Krandlemire - Ramsey Asset Management — Analyst
Hi, guys, I was curious, could you give us some more color on the top line here, how much of your 16% volume growth came from the G.M.C. line, how much was new business, and add-on business and how much was existing business X the G.M.C. line? Thanks.

Steve Borick - Superior Industries International Inc. — President, CEO
I don’t believe we do a break out in that level and we prefer not to. But I can tell you that it was a good mix of all of our customers as we moved on and into the first quarter and as we see the same thing going on in the second quarter.

Jake Krandlemire - Ramsey Asset Management — Analyst
Well, can you give us any more color in terms of order of importance versus add-on business versus GMT — versus GMC?

Steve Borick - Superior Industries International Inc. — President, CEO
Order of importance is always GM, Ford and Daimler. And if you put it in order it’s GM first, I believe, and Ford second, and Daimler third and then we work down the ladder. Our Toyota business has increased exponentially. And Nissan and Subaru is becoming a very significant customer compared to what they used to be. But we don’t break it down much further than that.

Jake Krandlemire - Ramsey Asset Management — Analyst
Thank you.

Steve Borick - Superior Industries International Inc. — President, CEO
You bet.

Operator
Thank you. Our next question comes from Adam Comora with EnTrust Capital. Please go ahead.

Adam Comora - EnTrust Capital Inc. — Analyst
Yes. I just had a follow-up question on — on Mexico. Can you help us understand how much it might have lost in the first quarter? And when — and in the — your sort of guidance of black versus red, do we anticipate Mexico turns a profit in the second quarter?

Steve Borick - Superior Industries International Inc. — President, CEO
The new plant you’re speaking of?

Adam Comora - EnTrust Capital Inc. — Analyst
Yes.

Steve Borick - Superior Industries International Inc. — President, CEO
It’s anticipated, yes, and the first quarter and I know we don’t break it out is about a breakeven in the first quarter. We were happy to see that.

Adam Comora - EnTrust Capital Inc. — Analyst
Okay. So where does — so where does the majority of the improvement come from in the second quarter? If I — it looks like the loss from operations, about $4.8 million in the first quarter, how does that turn into the black in the second quarter? Do we have seasonal ramp in volumes or what else is happening?

Steve Borick - Superior Industries International Inc. — President, CEO
It’s a broad sweep throughout the entire organization, certainly Mexico continues to give us opportunities in our new plant as we ramp and everything else is on an improvement scale, and as we continue to divest ourselves of the closures in Johnson City and get all that behind us, there is still a cost associated with the second quarter to that piece that as of right now we are in a major decommissioning of that plant. The equipment is coming out and we will continue through the second quarter. But as we go into the third it’s pretty well going to be cleaned up. The same thing with our operations here in Van Nuys, that is we have some new ramp that is going to at least hold the line on any new significant losses out of that plant.

Adam Comora - EnTrust Capital Inc. — Analyst
Okay. And are we currently anticipating or thinking about any new plants in some other low cost regions, whether it be another one in Mexico or perhaps something in Asia or are we standing pat with what we’ve got?

Steve Borick - Superior Industries International Inc. — President, CEO
We are in full force look, see and investigation in overseas markets all over the place, two in particular, but I’m not at liberty to discuss at this point.

Adam Comora - EnTrust Capital Inc. — Analyst
Okay. Thanks.

Steve Borick - Superior Industries International Inc. — President, CEO
You bet.

Operator
Thank you. Our next question comes from Jonathan Steinmetz from Morgan Stanley. Please go ahead.

Gary Chia - Morgan Stanley — Analyst
Hi, this is for Gary Chia in for Jonathan. Are you looking on the organic growth or are you also looking at acquisitions? I think Alcoa’s probably reviewing strategic alternatives for its wheel business. Is that something that you might be interested in?

Steve Borick - Superior Industries International Inc. — President, CEO
We are keeping our eyes open for any opportunities. It is not the policy of this company to make acquisitions typically. But we are very well aware of potential opportunities vis-a-vis organic growth. Organic growth will only come if we see pricing at levels that make sense.

Gary Chia - Morgan Stanley — Analyst
Okay. Thank you.

Operator
Thank you. Our next question comes from Brett Hoselton from KeyBanc Capital Markets. Please go ahead.

Brandon Farrow - KeyBanc Capital Markets — Analyst
Hi. This is Brandon [Farrow] for Brett. Steve, I was hoping to maybe come back to the Midwest issue for a second. Is that — are the plants you’re talking about the Arkansas and Kansas plants?

Steve Borick - Superior Industries International Inc. — President, CEO
That’s correct.

Brandon Farrow - KeyBanc Capital Markets — Analyst
What — what is the predominant output there in terms of customer?

Steve Borick - Superior Industries International Inc. — President, CEO
Ford and General Motors and Daimler-Chrysler.

Brandon Farrow - KeyBanc Capital Markets — Analyst
Okay. So you don’t have any transplant business down there?

Steve Borick - Superior Industries International Inc. — President, CEO
Toyota is having a piece of business for us in the Midwest.

Brandon Farrow - KeyBanc Capital Markets — Analyst
So the pricing issues you’re talking about are largely related to the domestic automakers I would assume?

Steve Borick - Superior Industries International Inc. — President, CEO
Parties being certainly Ford, General Motors and DCX.

Brandon Farrow - KeyBanc Capital Markets — Analyst
And I just wanted to clarify, did you say the T-900 revenues or wheel shipments were up 40% for you in the quarter?

Steve Borick - Superior Industries International Inc. — President, CEO
The GMT 900 shipments.

Brandon Farrow - KeyBanc Capital Markets — Analyst
Were up 40%?

Steve Borick - Superior Industries International Inc. — President, CEO
Yes, that’s correct.

Brandon Farrow - KeyBanc Capital Markets — Analyst
Is it safe to say, annualized that platform is a little bit less than $200 million in revenue for you guys?

Steve Borick - Superior Industries International Inc. — President, CEO
We don’t break it out that way to the street.

Brandon Farrow - KeyBanc Capital Markets — Analyst
Okay. That’s all I had.

Steve Borick - Superior Industries International Inc. — President, CEO
Thanks.

Operator
Thank you. (OPERATOR INSTRUCTIONS) Thank you. At this time there are no questions.

Steve Borick - Superior Industries International Inc. — President, CEO
Alright. Thank you for listening, and we look forward to reporting even better results in the future. Thank you.

Operator
Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may all disconnect. Thank you.